EXHIBIT


                CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registra-tion Statements (Forms S-8 No. 33-00668 and Form S-8 No. 33-37139) pertaining to the Textron Savings Plan of Textron Inc. of our report dated June 3, 1994, with respect to the financial statements and schedules of the Textron Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                      S/Ernst & Young

New York, New York
June 13, 1994